Exhibit 99.1

STAR ASIA MANAGEMENT, LTD.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Report of Independent Certified Public Accountants

To the shareholders of Star Asia Management Ltd.

We have audited the accompanying consolidated financial statements of Star Asia Management Ltd. (a Cayman Islands limited company) and subsidiary, which comprise the consolidated balance sheets as of December 31, 2012 and December 31, 2011, and the related consolidated statements of operations, shareholders’ equity, and the cash flows for years then ended and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Star Asia Management Ltd. as of December 31, 2012 and December 31, 2011 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

May 23, 2013

STAR ASIA MANAGEMENT LTD.

CONSOLIDATED BALANCE SHEETS

AS OF

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$760,065	$1,699,086
Prepaid expenses and other assets	69,955	83,721
Fixed assets, net of depreciation	274,459	347,621
Due from affiliates	402,147	420,814

Total assets	$1,506,626	$2,551,242

Liabilities
Accounts payable and accrued expenses	$79,213	$103,865
Deferred revenue	235,122	303,555
Due to affiliates	98,807	51,254

Total liabilities	413,142	458,674

Shareholders’ equity:
Retained earnings	1,093,484	2,092,568

Total shareholders’ equity	1,093,484	2,092,568

Total liabilities and shareholders’ equity	$1,506,626	$2,551,242

See accompanying notes to consolidated financial statements.

STAR ASIA MANAGEMENT LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011
Revenues:
Management fees	$3,868,610	$4,938,896
Other revenue	626	1,877

Total Revenues	3,869,236	4,940,773

Expenses:
Employee compensation	1,312,238	1,025,614
Professional fees	155,923	306,393
Insurance	73,557	79,048
Other expenses	50,307	31,968
Depreciation	39,015	84,792

Total expenses	1,631,040	1,527,815

Income from operations	2,238,196	3,412,958
Foreign currency translation	(37,280)	(24,892)

Net Income	$2,200,916	$3,388,066

See accompanying notes to consolidated financial statements.

STAR ASIA MANAGEMENT LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Common Stock (No Par Value)	Retained Earnings	Total
Balance at January 1, 2011	$—	$404,502	$404,502

Net income		3,388,066	3,388,066
Distributions		(1,700,000)	(1,700,000)

Balance at December 31, 2011	$—	$2,092,568	$2,092,568

Net income		2,200,916	2,200,916
Distributions		(3,200,000)	(3,200,000)

Balance at December 31, 2012	$—	$1,093,484	$1,093,484

See accompanying notes to consolidated financial statements.

STAR ASIA MANAGEMENT LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011
Cash flows from operating activities:
Operating activities
Net income	$2,200,916	$3,388,066
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation expense	39,015	84,792
Changes in assets and liabilities:
Prepaid expenses and other assets	13,766	17,778
Due from affiliates	18,667	35,611
Due to affiliates	47,553	(143,738)
Accounts payable and accrued expenses	(24,652)	(153,623)
Deferred revenue	(39,015)	(84,792)
Unrealized gains (losses) on currency translation	4,729	(2,097)

Net cash provided by operating activities	2,260,979	3,141,997
Cash flows from financing activities:
Distributions to shareholders	(3,200,000)	(1,700,000)

Net cash used in financing activities	(3,200,000)	(1,700,000)

Net (decrease) increase in cash and cash equivalents	(939,021)	1,441,997
Cash and cash equivalents, beginning of year	1,699,086	257,089

Cash and cash equivalents, end of year	$760,065	$1,699,086

See accompanying notes to consolidated financial statements.

STAR ASIA MANAGEMENT, LTD

Notes to consolidated financial statements

December 31, 2012

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Star Asia Management, Ltd. (the “Company”) was registered on February 5, 2007 as a Cayman Islands limited company that was formed to administer and manage the day-to-day operations of Star Asia Finance, Limited, a closed end Guernsey fund (“SAF”). The Company owns 100% of the membership interest in Star Asia Management Japan, Ltd (“SAMJ”). SAMJ, a Cayman Islands limited company, was formed on April 30, 2007 to provide certain support services to the Company in Japan.

The Company was formed as a joint venture between Star Asia Mercury LLC (“Mercury”) and Cohen Asia Investments, Ltd., an indirect majority owned subsidiary of Institutional Financial Markets Inc (“IFMI”).

The Company is responsible for the day-to-day operations of SAF including providing the following services to SAF: (i) select, purchase, monitor, and sell portfolio investments; (ii) develop and implement SAF’s financing and risk management policies; and (iii) provide SAF with investment advisory services. See note 3.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

A. Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make assumptions and estimates that affect the reported amounts of the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

B. Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and SAMJ. All intercompany transactions have been eliminated.

C. Cash and Cash Equivalents

Cash and cash equivalents consist of cash held at banks (including foreign currencies) as defined by FASB ASC 305-10, Cash and Cash Equivalents.

D. Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar. Transactions of the Company that are denominated in foreign currencies are translated into U.S. dollars at the rate of exchange at the date of the transaction. Assets and liabilities held in foreign currencies are translated into U.S. dollars at each reporting period.

STAR ASIA MANAGEMENT, LTD

Notes to consolidated financial statements

December 31, 2012

E. Income Taxes

The Company and SAMJ are both Cayman Islands limited partnerships and are exempt from Cayman Islands taxation. As a result, no income tax liability or expense has been recorded in the accompanying consolidated financial statements. SAMJ is subject to foreign taxes in Japan and associated expense is recorded as a component of other expenses on the consolidated statement of operations.

F. Revenue Recognition

The Company records base and incentive management fees once they are fixed and determinable (see note 3). Other revenue is primarily comprised of interest income earned on bank balances and is recorded as and when earned.

NOTE 3 – INVESTMENT MANAGEMENT CONTRACT WITH SAF

The Company collects management fees from SAF pursuant to a management agreement, that provides that the Company is responsible for the day-to-day operations of SAF including providing the following services (i) the selection, purchase, monitoring and sale of portfolio investments; (ii) developing and implementing SAF’s financing and risk management policies; and (iii) providing SAF with investment advisory services. The management fees payable to the Company are comprised of:

A. A base management fee which, on a monthly basis, is equal to 1/12 of the sum of (i) 1.75% of the first $800 million of SAF equity and (ii) 1.5% of SAF equity for any amount in excess of $800 million. Equity excludes one-time events resulting from changes in GAAP and other non-cash charges (subject to the approval of SAF’s independent directors). No one-time events have occurred since inception. The Company records this income on an accrual basis. Base management fees for each of the years ending December 31, 2012 and December 31, 2011 were $3.9 million. The management fees receivable at December 31, 2012 and December 31, 2011 were $0.3 million and $0.3 million, respectively, and are included as a component of due from affiliates in the consolidated balance sheet.

B. An incentive fee equal to the product of (i) 25% of the dollar amount by which (a) SAF’s net income per unit (before the incentive fee) for such quarter exceeds (b) the weighted average offering price of all common shares issued by SAF multiplied by the quarterly benchmark rate, as defined in the management agreement, and (ii) the weighted average number of common shares outstanding in each quarter. Incentive fees earned for the year ending December 31, 2012 and December 31, 2011 were $0 and $1.0 million, respectively.

STAR ASIA MANAGEMENT, LTD

Notes to consolidated financial statements

December 31, 2012

NOTE 4 – FIXED ASSETS

FIXED ASSETS
	December 31, 2012	December 31, 2011
Furniture and equipment	$270,906	$303,475
Leasehold improvements	472,162	528,926

	743,068	832,401
Accumulated depreciation	(468,609)	(484,780)

Total	$274,459	$347,621

The Company recognized depreciation expense of $39,015 and $84,792 for the years ended December 31, 2012 and 2011, respectively, as a component of depreciation on the consolidated statements of operations. The Company’s fixed assets, and related accumulated depreciation, are all denominated in Japanese Yen as they relate to the Tokyo office of SAMJ. For the years ended December 31, 2012 and 2011, the unrealized foreign exchange gains and losses related to fixed assets was a loss of $89,333 and a gain of $39,619, respectively. For the year ended December 31, 2012 and 2011, the unrealized foreign exchange gains and losses related to accumulated depreciation was a gain of $55,185 and a loss of $21,441, respectively.

NOTE 5 – DEFERRED REVENUE

In 2007, the Company purchased certain fixed assets and was subsequently reimbursed for such purchases by SAF. Accordingly, the Company recorded deferred revenue for the amount reimbursed by SAF as the fixed assets remained on the books of the Company. The Company amortizes the deferred revenue over the estimated useful life of the underlying fixed assets for which it was reimbursed. The Company recognized $39,015 and $84,792 of income, included as a component of management fee revenue in the accompanying consolidated statements of operations, from the amortization of this deferred revenue for the years ended December 31, 2012 and 2011, respectively. The Company recognized $39,015 and $84,792 of depreciation expense for these reimbursed fixed assets for the year ended December for the years ended December 31, 2012 and 2011, respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS AND DUE TO/FROM AFFILIATES

In addition to the investment management contract with SAF and related management fees as discussed above in Note 3, from time to time, the Company will pay certain expenses on behalf of SAF and SAF will reimburse the Company. Total payments received from SAF for reimbursement of expenses for the years ended December 31, 2012 and 2011 were $0.9 million and $1.0 million, respectively. On occasion, each of the joint venture partners may pay for certain costs on behalf of the Company. Amounts included in due from affiliates on the balance sheet represent amounts receivable from SAF for management fees and reimbursement of expenses. Amounts included in due to affiliates on the balance sheet represent amounts payable to Mercury and IFMI for reimbursement of expenses incurred.

STAR ASIA MANAGEMENT, LTD

Notes to consolidated financial statements

December 31, 2012

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Management contract

The initial term of the Company’s management contract with SAF expired on December 31, 2009 but is automatically renewed for one-year terms at each anniversary. The management contract may only be terminated (A) upon 180 days prior written notice if at least two-thirds of the Independent Directors or the holders of at least a majority of the outstanding common shares of SAF vote not to automatically renew based upon (i) unsatisfactory performance that is materially detrimental to SAF or (ii) a determination that the management fees payable are not fair, subject to the Company’s right to prevent such a termination by accepting a reduction of management fees agreed to by at least two-thirds of SAF’s independent directors and the Company, or (B) upon 30 days’ prior written notice for cause, as defined in the management agreement.

If SAF were to terminate the management contract without cause, the Company would be entitled to receive a termination payment equal to three times the sum of (A) the average annual base management fee for the two 12 month periods preceding the date of termination, plus (B) the average annual incentive fee for the two 12-month periods preceding the date of the termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of the termination.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated subsequent events through May 23, 2013, the date that the consolidated financial statements were issued. No event has taken place, other than as disclosed below, that meets the definition of a subsequent event requiring additional disclosure.

Acquisition of Star Asia Mercury equity units

In March 2013, the Company repurchased the outstanding equity units held by Star Asia Mercury LLC for $0.4 million and a note payable of $0.7 million. Under the note payable, interest accrues at a variable rate and there is no stated maturity date. As a result of this repurchase, the Company became a wholly owned subsidiary of IFMI.